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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 December 11, 2001

HealthTronics Surgical Services, Inc.
(Exact name of the Registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation and organization)	000-30406 (Commission File Number)	58-2210668 (I.R.S. Employer identification No.)

1841 West Oak Parkway, Suite A
Marietta, Georgia 30062
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
 770-419-0691

Item 2. Acquisition or Disposition of Assets.

    On December 11, 2001, HealthTronics Surgical Services, Inc. (the "Company") purchased all of the issued and outstanding capital stock of Litho Group, Inc. ("LGI"), a wholly owned subsidiary of Integrated Health Services, Inc. ("IHS"), for $42.5 million in cash and the assumption of $2.8 million in debt, pursuant to a Stock Purchase Agreement by and among the Company, IHS and LGI.

    The Company submitted the highest and best bid for the LGI stock pursuant to an auction conducted by IHS's financial advisor and investment banker, USB Warburg. The Company's bid and the Stock Purchase Agreement were approved by the United States Bankruptcy Court for the District of Delaware, which is administering IHS's Chapter 11 bankruptcy case.

    The Company financed the acquisition through a $50 million senior credit facility provided by Bank of America.

    HealthTronics was advised by CannonGate Partners, LLC with respect to this acquisition. A director of the Company, Michael D. Martin is the Managing Partner for CannonGate Partners, LLC.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a.
Financial Statements

    As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). Such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date this report was due.

b.
Pro Forma Financial Information

    As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than 60 days after the date this report was due.

c.
Exhibits

2.1	Stock Purchase Agreement by and among the Company, IHS and LGI
99.1	Press Release dated December 11, 2001

2

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HealthTronics Surgical Services, Inc.
Dated:
December 26, 2001	By:	/s/ MARTIN J. MCGAHAN Martin J. McGahan Chief Financial Officer

Exhibit Index

    The following is a list of the Exhibits filed herewith.

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement by and among the Company, IHS and LGI
99.1	Press Release dated December 11, 2001

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Exhibit Index